LEASE NO. 003-006029745-003

                       DATE: OCTOBER 18, 2004 01:59:15 PM

                                 LEASE AGREEMENT

-----------------------------------------------------------------------------------------------------------------------------
Lessee Full Legal Name and Address:                      Lessee Fed ID/Social      Lessor Name and Address:
                                                         Security No.              DELL FINANCIAL SERVICES L.P.
CALL COMPLIANCE, INC                                                               ONE DELL WAY
                                                         113639202                 ROUND ROCK, TX 78682

                                                                                   (Please do not remit Rent payments to this
                                                                                   address. For payment address, see Rent
90 PRATT OVAL                                                                      section noted below.)
GLEN COVE NY, 11542
Attn: BARRY BROOKSTEIN
-----------------------------------------------------------------------------------------------------------------------------
Shipping Address (if different) See Attachment A         Type of Business          Commencement Date
                                                         Corporation
-----------------------------------------------------------------------------------------------------------------------------
        Dell Order Information                                                    Lease Information
-----------------------------------------------------------------------------------------------------------------------------
Dell Order Number: See Attachment A                         Monthly Rent:" $374.92     ("Rent")(payable in arrears)
                                                            Asubject to Applicable Tax
-----------------------------------------------------------------------------------------------------------------------------
Dell Equipment Order Total: $: 11,532.00                    Lease Term: 36 months from the Commencement Date (defined below)
-----------------------------------------------------------------------------------------------------------------------------
Financed Sales Tax: $: 0.00                                 Monthly Property Tax Management Fee:" 0.00 ("PPT Fee")
                                                                   ASubject to Applicable Tax
-----------------------------------------------------------------------------------------------------------------------------
Shipping and Handling: $: 14.00                             Lease Processing Fee: $ 75.00       ("Processing Fee")
-----------------------------------------------------------------------------------------------------------------------------
Dell Order Total: $ 11,546.00                               End of Lease Purchase Option: $1.00
-----------------------------------------------------------------------------------------------------------------------------

                     TERMS AND CONDITIONS OF LEASE AGREEMENT

Acceptance of Lease: In return for this Lease Agreement ("Lease") from Dell Financial Services L.P. ("Lessor" or "we" or "us"), you, the Lessee ("Lessee" or "you" or "your"~, promise to pay the Rent and perform all of the obligations of Lessee to us or our transferees. We will pay the total amount of the invoice to Dell Computer Corporation or its affiliates (hereinafter "Dell" or "Supplier"), for the purchase of equipment, services and software you ordered from Dell (the "Products") plus shipping and handling as shown above in the Dell Order Information and on Attachment A. The Rent includes the Dell Order Total above plus the PPT Fee and the Processing Fee. At your request, this written copy of the Lease is being provided to you by electronic means or otherwise. LESSEE ACKNOWLEDGES THAT THE PASS CODE APPEARING AT THE BOTTOM OF THIS LEASE REPRESENTS LESSEE'S SIGNATURE PROVIDED BY AN AUTHORIZED REPRESENTATIVE OF LESSEE TO US BY TELEPHONE. YOU ACKNOWLEDGE THAT LESSEE OR LESSEE'S AUTHORIZED REPRESENTATIVE AUTHORIZED US TO PLACE THE LESSEE'S PASS CODE SIGNATURE ON THE LEASE WITH THE INTENTION OF BINDING LESSEE TO THE TERMS AND CONDITIONS OF THE LEASE. IF THERE IS ALSO A PERSONAL GUARANTOR ("GUARANTOR") OF THE LEASE, GUARANTOR ACKNOWLEDGES THAT THE PASS CODE, WITH THE LETTERS "PG" IN FRONT OF IT, THAT APPEARS AT THE BOTTOM OF THE LEASE REPRESENTS GUARANTOR'S SIGNATURE. GUARANTOR ALSO ACKNOWLEDGES THAT GUARANTOR AUTHORIZED US TO PLACE HIS OR HER SIGNATURE ON THE LEASE WiTH THE INTENTION OF BINDING GUARANTOR. YOU (OR GUARANTOR, IF APPLICABLE) MUST NOTIFY US THAT YOU DO NOT AGREE TO THIS LEASE WITHIN I BUSINESS DAY AFTER YOU RECEIVE IT. AFTER I BUSINESS DAY, WE WILL AUTHORIZE DELL TO FULFILL YOUR PRODUCT ORDER. A BUSINESS DAY IS ANY DAY (EXCEPT SATURDAY, SUNDAY OR A LEGAL HOLIDAY) THAT COMMERCIAL BANKING INSTITUTIONS IN CHICAGO, ILLINOIS ARE OPEN FOR BUSINESS. You acknowledge that we are relying upon the accuracy of the information you (and Guarantor, if applicable) have provided during the lease application process. If we learn that this information is incorrect, inaccurate or misleading in any way, you agree that we may void this Lease and instruct Dell not to ship the Products. You further acknowledge that this Lease Is for business purposes and not for personal, family or household uses and that the Lease Is a valid, binding and authorized obligation of the Lessee named above and the person entering into this Lease for the Lessee Is authorized to do so.

Acceptance of Products;  Commencement of Lease; Modification of Order; Return of
Products: The Products will be deemed Irrevocably accepted for purposes of this Lease five (5) days after shipment from the Supplier (the "Acceptance Date"). This Lease will begin on the Commencement Date specified on the first page of this Lease, or if no date is specified, you give us the right to insert the Commencement Date as the closest ~ ~ ~th 13TH, l7~ or 21ST of the month following the Acceptance Date (the "Commencoment

                           LEASE NO. 003-006029745-003
                       DATE: OCTOBER 18, 2004 01:59:15 PM

Date"). Your acceptance of the Products is subject to the Dell "Total Satisfaction Return Policy" (the "Policy"), which Policy can be found at www.dell.com. The Policy allows you to ask Dell to allow you to return the Products to Dell within 30 days after shipment from Dell, in the condition and manner required by Dell under the Policy. When Dell gives us a credit for Products you properly returned under the Policy, we will apply any such payment we receive from Dell as a credit against the amounts owed under this Lease, however, you agree that you shall continue to owe all unpaid amounts.

YOU ACKNOWLEDGE THAT: (I) YOU SELECTED THE PRODUCTS AND YOU WILL NOT ASSERT ANY CLAIMS THAT YOU MAY HAVE WITH RESPECT TO THE PRODUCTS AGAINST US; (2) YOU HAVE AN UNCONDITIONAL OBLIGATION TO PAY ALL AMOUNTS UNDER THIS LEASE AND YOU CANNOT WITHHOLD, SET OFF OR DEDUCT PAYMENTS FOR ANY REASON; AND (3) YOU MAY NOT CANCEL OR TERMINATE THIS LEASE.

Rent; Rent Adjustment: You agree to pay us the monthly Rent in the amount and for the number of months of the Lease Term stated above. Payments are in arrears with the first Rent payment due on the thirtieth (30th) day after the Commencement Date and following Rent payments will be due on the same day of each subsequent month; provided, however, that added to the first payment of Rent shall be a prorated portion of Rent calculated based on a 30-day month or 90-day quarter (as appropriate) for the period from the Acceptance Date to the Commencement Date. You agree to make all Rent payments required under this Lease to us at the address noted on your invoice. You authorize us to adjust the Rent amount shown above (increase up to 15% or decrease) based on changes in the final Dell Total Order (which is all amounts we have paid or will pay in connection with the purchase, delivery, and installation of the Products, including any trade up and buyout amounts and including any changes by you in your Product order). If we adjust your Rent amount based on the prior sentence, the new Rent amount will be in your invoice. You may contact us to request written confirmation of a Rent adjustment

Late Charges; Returned Checks: You must pay a late charge of 1.5 % of the Rent (or the highest interest rate permitted by law, whichever is less) for each payment not received in full within 5 days after the due date. Your payment of a late charge or our acceptance of a late payment does not excuse your default or mean that you can keep paying Rent late. You agree to pay a charge of $25 for any check you give that is returned unpaid for any reason.

Title; Location and Use; Security Interest: Except for software that is subject to a separate license ("License"), we are the owner of and will hold title to the Products. You will keep the Products free from any and all liens, encumbrances and claims. You will keep and use the Products at the location shown in the Lease and you may not move the Products without our prior written consent. You will keep the Products in good condition and repair and use all software in accordance with the terms of its end user License. You may make additions or improvements to the Products unless the addition or improvement would violate any License, decrease the value of Products, result in any lien, encumbrance or claim on or to the Products or impair their utility. You are responsible for the shipping, installation, deinstallation and maintenance of the Products. You agree that this is intended to be a true lease under UCC
Article 2A but if It is later deemed to be A lease intended for security under UCC Article 9, this Lease constitutes the grant to us of a purchase money security interest in the Products and any replacements, substitutions, additions, attachments and proceeds.

Loss or Damage; Insurance: As between you and us, you accept all risks of loss and damage to the Products ("Loss") from the shipment of the Products to you until you return them to us. You must notify us immediately if there is any Loss and we will tell you to either (a) repair or replace the Products or (b) pay us the "Stipulated Loss Value" which is the sum of: (i) all Rent and other amounts due, and currently owed to us under the Lease, including unpaid taxes, (ii) all future Rent payments that would accrue over the remaining Lease Term plus our estimated value of our residual interest of all of the Products at the end of the Term, such sum to be discounted to present value at a discount rate equal to the Federal Reserve Bank Discount Rate in effect at the Commencement Date of the Lease and (iii) any costs and expenses Incurred as a result of this event. For the Lease Term set forth above, you will maintain property casualty Insurance in an amount equal to the replacement value of the Products naming us as loss payee and public liability and third party property damage insurance naming us as an additional insured. At our request, you will deliver the policies or certificates of insurance to us. If you do not give us evidence of insurance we may obtain such insurance and charge you for the cost. The foregoing poiicy(ies) shall provide that It may not be cancelled or materially altered without at least 30 days' prior written notice to us.

Taxes: You will pay when due, either directly or to us on demand, all local, state and federal taxes, fines or penalties which may be imposed or levied upon the Lease and the Products. We may, at our option, charge you the monthly PPT Fee in the amount above, for the administration of the property taxes on the Products.

Assignment: YOU MAY NOT ASSIGN, SELL, TRANSFER, OR SUBLEASE THE PRODUCTS OR YOUR INTEREST IN THiS LEASE. We may, without notifying you, sell, assign or transfer the Lease and our rights in the Products. The transferee will have all of our rights, but none of our obligations. The rights of the transferee will not be subject to any claim, defense, or setoff that you may have against us.

Default;  Remedies:  Each of the  following is a default  ("Default")  under the
Lease: (a) you fail to pay any Rent when due, (b) you don't perform your Lease obligations, (c) you become insolvent or enter into (or have entered against you) bankruptcy, receivership, reorganization, dissolution, liquidation or other similar proceeding and (d) you provide us with incorrect or untrue Information. If a Default occurs, we may (a) cancel or terminate the Lease; (b) require you to pay us a sum equal to (I) the Stipulated Loss Value calculated above plus;
(ii) any costs and expenses (including breakage fees) incurred as a result of the Default; (c) require you to deliver

                           LEASE NO. 003-006029745-003
                         DATE:OCTOBER 18 200401:59:15 PM

the Products to us; (d) peacefully repossess the Products withou?court order; and (e) exercise any other right at law or in equity. You agree to pay all of our costs of enforcing our rights against you, including reasonable attorney's fees.

End of Lease; Return: This Lease will automatically renew for additional three-month periods on the same terms and conditions (including the same monthly Rent payments) unless you notify us 90 days before the expiration of the term or any renewal term. If you are not in Default and your 90 day notice specifies it, you may purchase all, but not less than all, of the Products for the option price specified above. If the option is Fair Market Value, we will determine the purchase price based on our reasonable discretion. On the last day of the Lease term, or any renewal term, you will pay us the full purchase price for the Products in cash (plus applicable taxes) and we will sell the Products to you "AS IS-WHERE IS". Unless the Lease is renewed or you purchase the Products, you will immediately deliver the Products (including but not limited to cables, power cords, keys, etc.) in good repair, operable condition and able to qualify for the manufacturer's warranty service (ordinary wear and tear excepted) to any place in the continental United States that we direct. Upon your return of the Products, you agree that your license with respect to Microsoft operating system software terminates and you certify that you will either (I) return all copies of the manuals, printed material, certificates of authenticity and media (the "Operating System Software Kit") or (ii) destroy all copies of the Operating System Software Kit, leaving the original operating system installed and functional. You will pay all expenses for deinstalling, packing and shipping and you will insure the Products for the full replacement value during shipping. You will immediately pay us on demand the costs and expenses of all missing or damaged Products.

Entire Agreement; Electronic Signatures and Records: You agree that the terms and conditions of this Lease make up the entire agreement between you and us regarding the lease of the Products and supercede any prior written or oral communications, agreements or the like between you and us. To the extent (if any) that this Lease constitutes chattel paper under the Uniform Commercial Code, the authoritative copy of the Lease shall be the copy designated by our, assignee, or us from time to time, as the copy available for access and review by you and us or our assignee. All other copies are deemed identified as copies of the authoritative copy. In the event of inadvertent destruction of the authoritative copy, or corruption of the authoritative copy for any reason or as the result of any cause, the authoritative copy may be restored from a backup or archive copy, and the restored copy shall become the authoritative copy. At our option, this electronic record may be converted into paper form. At such time, such paper copy will be designated or marked as the original copy of the Lease. You agree that the printed pass code(s) on the original paper Lease is/are authorized signature(s). You agree that, notwithstanding any rule of evidence to the contrary, in any hearing, trial or proceeding of any kind with respect to this Lease, we may produce a tangible copy of the Lease with the signature(s) in the form of pass code(s) and such signed copy shall be deemed to be the original of this Lease.

Notices; Miscellaneous: All notices under this Lease will be given in writing or electronically and will be considered given when deposited in the U.S. mail, postage prepaid, or when sent by fax or e-mail addressed to the respective address given in the Lease or to a substitute address specified in writing or electronically by one of us to the other. It is the express intent of both of us not to violate any usury laws, or to exceed the maximum amount of time price differential, or interest as applicable permitted to be charged, or collected under applicable law and any such excess payment will be applied to payments under the Lease in inverse order of maturity and the remaining payments will be refunded to you. This Lease is a final expression of the agreement between you and us and may not be contradicted by evidence of any oral agreement or statement.

Governing Law: THIS LEASE IS GOVERNED BY THE LAW OF ILLINOIS AND, TO THE EXTENT APPLICABLE, THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT. YOU CONSENT TO THE JURISDICTION OF ANY COURT LOCATED WITHIN ILLINOIS AND EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY. If this applicable law does not allow all the agreements in this Lease, the ones that are not allowed will be void. The rest of this Lease will still be valid.

ARBITRATION: Either you, the Lessor, or anyone to whom this Lease is transferred may choose to have any dispute arising under this Lease resolved by binding arbitration. The party demanding arbitration may elect for the arbitration to be conducted under the rules then in effect of either the National ArbItration Forum ("NAF"); JAMS/Endispute; or the American ArbitratIon Association. Where available, the arbitration shall be conducted under the commercIal rules of the selected forum, as amended by this Arbitration Clause. Arbitration rules and other information are available by contacting these arbitration forums:

American Arbitration Association           JAMS/Endispute                             National Arbitration Forum
1150 Connecticut Avenue, NW, Floor 6       700 11th Street, N.W., Suite 450           P.O. Box 50191
Washington, D.C. 20036-4104                Washington, D.C. 20001                     Minneapolis, MN 55405
www.adr.org                                www.jams.endlspute.com                     www.arb-forum.com
202-296-8510                               800-352-5267                               612-631-1105

Any party may elect to arbitrate even If an action has been filed in court, so long as no judgment has been rendered. However, if the party that has not demanded arbitration prefers to proceed In small claims court instead of arbitrating the claim, the party that has demanded arbitration shall be required to revoke the demand for arbitration and litigate in small claims court after receiving adequate assurance that the total of all current and future claims to be raised in the small claims court action by the party that has not demanded arbitration will not exceed a total amount in controversy of $5,000.

A SINGLE ARBITRATOR SHALL HOLD THE ARBITRATION HEARING IN THE FEDERAL JUDICIAL DISTRICT WHERE YOU ARE LOCATED. THE ARBITRATOR SHALL

                           LEASE NO. 003-006029745-003
                       DATE: OCTOBER 18, 2004 01:59:15 PM

apply applicable law. The arbitrator's award shall be final and binding on all parties, except that in the event of an award in excess of $100,000, the non prevailing party may request a new arbitration by a three-arbitrator panel under the selected `forum's rules.

Each party shall pay its own arbitration costs and expenses, including attorneys' fees, except that the arbitrator may award attorneys' fees, court costs and other charges If applicable law permits. Either party may enter judgment on the award in the highest local, state or federal court or before any administrative body that has jurisdiction. This Arbitration Clause shall survive termination or expiration of this Lease. No class action arbitration may be brought or ordered under this Arbitration Clause and there shall be no joinder of parties, except for joinder of parties mentioned In this Arbitration Clause.

UNDER THIS ARBITRATION AGREEMENT, DISPUTES BETWEEN THE PARTIES MAY BE RESOLVED BY BINDING ARBITRATION EVEN IF YOU WOULD PREFER TO SETTLE YOUR DISPUTE IN COURT; YOU MAY NOT HAVE THE RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL; YOUR ABILITY TO COMPEL OTHER PARTIES TO PRODUCE DOCUMENTS OR TO BE EXAMINED IS MORE LIMITED IN ARBITRATION THAN IN A LAWSUIT; AND, YOUR RIGHTS TO APPEAL OR CHANGE AN ARBITRATION AWARD IN COURT ARE VERY LIMITED. IF YOU ARE IN DEFAULT, WE RETAIN AN OPTION TO USE JUDICIAL OR NON-JUDICIAL RELIEF TO ENFORCE OUR INTEREST IN THE PRODUCTS AND TO ENFORCE THE MONETARY OBLIGATION. JUDICIAL RELIEF WOULD TAKE THE FORM OF A LAWSUIT THAT WILL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY TO COMPEL ARBITRATION REGARDING ANY OTHER DISPUTE OR REMEDY SUBJECT TO ARBITRATION IN THIS LEASE, INCLUDING YOUR FILING OF A COUNTERCLAIM IN A LAWSUIT BROUGHT BY US PURSUANT TO THIS PROVISION.

Personal Guaranty: In consideration for us entering into this Lease, the Guarantor whose signature pass code is below, If any, unconditionally and irrevocably guarantees to us the prompt payment and performance of all obligations of Lessee under this Lease regardless of any circumstance which might otherwise be a defense available to or a discharge of Lessee or the Guarantor. Guarantor agrees that this is a guaranty of payment and not of collection, and that we can proceed directly against Guarantor without first proceeding against Lessee or the Equipment. Guarantor waives all defenses and notices, including those of protest, presentment and demand, notice of acceptance hereof and all other notices of any kind. Guarantor agrees that we can renew, extend or otherwise modify the terms of this Lease without releasing Guarantor. Guarantor will pay to us all expenses including attorneys' fees incurred by us in enforcing our rights against Guarantor. This is a continuing guaranty that will not be discharged or affected by Guarantor's death and will bind Guarantor's heirs, administrators and personal representatives. We may, without affecting Guarantor's liability hereunder, compromise or release any rights against Lessee or the Equipment or any Guarantor. Guarantor consents to the transfer, sale or any other disposition of the Equipment and the Lease. This Guaranty may be enforced by any assignee or successor of ours to the same extent that we may enforce it. Guarantor authorizes us and any of our affiliates and assigns to obtain credit bureau reports regarding Guarantor's personal credit and make other credit inquiries that we determine are necessary. Guarantor agrees to the terms of this Personal Guaranty including being governed by the laws of the State of Illinois and to arbitration as provided above.

LESSEE OR AN AUTHORIZED REPRESENTATIVE OF LESSEE HAS PROVIDED US WITH A PASS CODE, TO REPRESENT LESSEE'S SIGNATURE AND HAS AUTHORIZED US TO PLACE THE PASS CODE ON THIS LEASE TO SIGNIFY THE LESSEE'S INTENT TO BE BOUND BY THE TERMS AND CONDITIONS OF THE LEASE. THE GUARANTOR, IF ANY, HAS AUTHORIZED US TO PLACE A PASS CODE WITH THE LETTERS "PG". TO REPRESENT HIS OR HER SIGNATURE AND TO SIGNIFY GUARANTOR'S IN TENT TO PERSONALLY GUARANTEE THE LEASE.

BUSINESS APPROVAL

PASS CODE: 090341
18-OCT-04 01 :59:15 PM

PG Required? Yes

PERSONAL GUARANTOR APPROVAL
PG NAME: BARRY BROOKSTEIN
PASS CODE: PG

                           LEASE NO. 003-006029745-003
                       DATE: OCTOBER 18, 2004 01:59:15 PM
                                  Attachment A

Attached hereto and made a part hereof Lease No: 003-006029745-003 between Lessor and CALL COMPLIANCE, INC as Lessee

Product Location         General Product Description Quantity
90 PRATT OVAL          Dell Order #943455460
GLEN COVE              Description                                                                   Quantity
NY                     Latitude D505, Celeron M 340 (1.5GHz), 15.0 XGA, English                             1
11542                  1GB,Double Data Rate SDRAM 2 Dimms,for Dell Latitude D Family Notebooks,Factory      1
                       30GB Hard Drive 9.5MM for DellLatitude D505, Factory Install                         1
                       No Modular Floppy Drive Modulefor Latitude D505, Tied                                1
                       Windows XP Professional, SP2 with media, for Latitude English, Factory Installed     i
                       Internal 56K Modem for Dell Latitude D-Family Notebooks Factory Install              i
                       AC Adapter,65 Watt for Dell Latitude D-Family Notebooks Factory Tied                 i
                       24X CDRW/DVD for Latitude 0-Family, Factory Install                                  i
                       Intel PRO/Wireless 2100 WLAN (802.llb,llMbps) miniPCl Card Latitude 0, Fact          1
                       Resource CD for Latitude 0505                                                        1
                       6-CeII/53-WHr Primary Battery,Latitude D505, Factory Install                         1
                       Deluxe Nylon Carrying Case Latitude D505,600,800,IOOL Factory Tied                   i
                       Readyware Installation Fee                                                           1
                       Reference Guide for Latitude D505, Factory Tied                                      1
                       Readyware Installation Fee                                                           1
                       Adobe Acrobat 6 Standard Rh Package English, CD W/Docs, Factory Installed, Bundle    1
                       Microsoft Office 2003 Professional Edition for Latitude                              1
                       Type 3 Contract - Next Business Day Parts and Labor On-Site Response, Initial Year   1
                       Type 3 Contract - Next Business Day Parts + Labor On-Site Response 2YR Extended      1
                       CompleteCare Accidental DamageSvc, Lat, 3Yr ,1-800-624-9896                          1
                       Standard On-Site Installation Declined                                               1
                       System not eligible for hardware mail-in rebate                                      1
                       Purchase is NOT intended for resell                                                  i
                       Thank you for your purchase                                                          1
55 BROAD ST            Dell Order #943455510
NEW YORK               Description Quantity
NY                     2.8GHz/i MB Cache, Xeon, 800MHzFront Side Bus for PowerEdge 2850                     2
10004                  2.8GHzJ1MB Cache, Xeon, 800MHzFront Side Bus 2nd processor for PowerEdge 2850        2
                       2GB DDR2 400MHz (4X512MB) Single Ranked DIMMs                                        2
                       No Keyboard Option                                                                   2
                       No Monitor Option                                                                    2
                       Riser,ROMB,PCI-X,PE21
                       73GB,U320,SCSI,1 IN 15
                       Embedded RAID - PERC
                       No Floppy Drive
                       No Operating System, M
                       Mouse Option None
                       Dual On-Board NICS Ot'~
                       24X IDE CD-ROM
                       Bezel for PE2850
                       1x6 Hard Drive Backplan
                       Electronic Documentatloi
                       73GB,U320,SCSI,llN 15

                           LEASE NO. 003-006029745-003
                       DATE: OCTOBER 18, 2004 01:59:15 PW

73GB,U320,SCSI,ilN i5K,PE2850                                                                               2
Yes                                                                                                         2
Purchase is NOT Intended for resell                                                                         2
Thank you foryourpurchase                                                                                   2

ALL OTHER TERMS AND CONDITIONS OF ThE LEASE SHALL REMAIN UNCHANGED.

                           L~A~ NO. 003-006029745-003
                      DATE: OCTOBER 18, 2004 01:59:15 PI~i1